Exhibit 23(j)

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 19, 1999, accompanying the October 31, 1999 financial statements of The Penn Street Fund, Inc. (comprising, respectively, the McGlinn Balanced Portfolio and the Global Income Portfolio) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

                              BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
Febrary 7, 2000



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